Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 16, 2017 (except for the second paragraph of Note 1, as to which the date is September 21, 2017, and Note 16 as to which the date is October 23, 2017), in the Registration Statement (Form S-1 No. 333-220945) and the related Prospectus of Bandwidth Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

October 23, 2017